                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                March 11, 1999
               Date of Report (Date of earliest event reported):

                      CNL AMERICAN PROPERTIES FUND, INC.
            (Exact name of Registrant as specified in its Charter)

          Maryland                                     0-28380                              59-3239115
(State or Other Jurisdiction of               (Commission File Number)          (IRS Employer Identification Number)
Incorporation or Organization)

                 400 E. South Street, Orlando, Florida  32801
         (Address of principal executive offices, including zip code)

                                (407) 650-1000
             (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

     As previously disclosed, a special committee (the "Special Committee") consisting of the Independent Directors of CNL American Properties Fund, Inc. ("APF"), retained the investment banking firms of Merrill Lynch, Pierce, Fenner & Smith, Incorporated ("Merrill Lynch & Co") and Salomon Smith Barney Holdings, Inc. (together, the "Banking Firms") to advise the Special Committee regarding strategic alternatives designed to maximize stockholder value. On July 17, 1998, the Banking Firms presented their findings and supported financial information to the Special Committee. Based upon the reports of the Banking Firms and its own analyses, on July 20, 1998, the Special Committee unanimously agreed to present the recommendations described below to the full Board of Directors. The full Board of Directors unanimously adopted the recommendations of the Special Committee at a meeting held on July 24, 1998.

     In summary, the Special Committee concluded, and the full Board of Directors agreed, that the best means to maximize stockholder value would be for APF to (i) increase significantly the size of APF by acquiring portfolios of properties similar to those currently held by APF from affiliates of APF's external advisor, CNL Fund Advisors, Inc. (the "Advisor"); (ii) become internally advised by acquiring the Advisor; (iii) acquire internal real estate development capability by acquiring the Advisor; (iv) expand its mortgage lending capabilities by acquiring an affiliate of the Advisor, thereby allowing APF to offer a full range of financing options to operators of national and regional restaurant chains; and (v) list its common stock on a national stock exchange, assuming market conditions are favorable.

     On March 11, 1999, APF entered into agreements to acquire (i) the Advisor,
(ii) CNL Financial Corp. and CNL Financial Services, Inc., affiliates of the Advisor that provide mortgage loans and perform securitization transactions (together, the "CNL Restaurant Financial Services Group"), and (iii) 18 CNL Income Funds, limited partnerships affiliated with the Advisor whose properties are substantially the same type as APF's (the "Income Funds" and the Income
Fund acquisitions, together with the acquisitions of the Advisor and the CNL Restaurant Financial Services Group, the "Proposed Acquisitions"). CNL Group, Inc., a corporation owned by James M. Seneff, Jr. and his wife, owns a majority of both the Advisor and the CNL Restaurant Financial Services Group. Mr. Seneff and Robert A. Bourne are also general partners of each Income Fund and sit on the board of directors of APF. On February 10, 1999, APF received two separate fairness opinions from Merrill Lynch & Co. stating that the consideration (the "Share Consideration"), payable in shares of APF common stock ("APF Shares"), proposed to be paid for (i) the Advisor and the CNL Restaurant Financial Services Group, and (ii) all of the Income Funds is fair to APF from a financial point of view. In determining the Share Consideration, the Special Committee of the Board of Directors and the full Board of Directors assumed the value of an APF Share to be $10.00, the price per APF Share paid by investors in APF's most recent public offering that was completed in December 1998.

     The Proposed Acquisitions will be consummated through a merger with one or more APF subsidiaries. The Share Consideration payable in each of the Proposed Acquisitions is as follows:

                                                                  Value of APF Shares
                                                  Number of       Payable Assuming the
                                                 APF Shares      Value of an APF Share
                  Entity                     Payable to Entity       Equals $10.00
------------------------------------------   -----------------   ---------------------
Advisor...................................           7,600,000            $ 76,000,000
CNL Restaurant Financial Services Group...           4,700,000            $ 47,000,000
All 18 CNL Income Funds...................          61,000,000            $610,000,000


     In addition, limited partners of those Income Funds that approve the acquisition may elect to receive their respective portions of the consideration in the form of 10% cash and 90% notes, based upon the liquidation value of their respective Income Funds, as determined by Valuation Associates, a nationally recognized independent appraisal firm, if such limited partners have voted against APF's acquisition of their respective Income Funds and affirmatively have elected to receive cash and notes. The notes will bear a fixed rate of interest equal to 120 basis points plus the applicable federal rate as reported on the date that consent solicitations in respect of the Income Fund acquisitions are mailed. If the Income Fund acquisitions had occurred on March 10, 1999, on which date the applicable federal rate was 4.67%, the interest rate would have been 5.87%.

    In connection with the Proposed Acquisitions, APF will achieve one of its primary strategic goals by listing the APF Shares on a national securities exchange. The listing of the APF Shares will substantially enhance liquidity for APF stockholders, whose investments in APF currently are unlisted and trade in markets that are informal and sporadic.

     In making its recommendations to the full Board of Directors, the Special Committee considered, among others, the following factors:

        Acquisition of CNL Restaurant Financial Services Group
        ------------------------------------------------------

        . Ability to Offer Full Range of Financial Options. The acquisition of the CNL Restaurant Financial Services Group will permit APF to offer a full range of financing options to operators of national and regional restaurant chains.

        . Ability to Securitize Mortgage Loans. The acquisition of the CNL Restaurant Financial Services Group will provide APF with the ability to securitize the mortgage loans it originates. This capability may permit APF to obtain additional capital with greater ease and at a lower cost at times when market conditions are not suitable for raising funds on economically attractive terms through the issuance of APF's equity or debt securities.

        . Greater Reduction of Conflicts of Interest. APF's traditional approach to investments has been to invest in restaurant properties to be leased to restaurant chains on a long-term, triple net basis. The Special Committee believes that many restaurant chains find such leasing to be an attractive method by which to finance acquisitions of additional restaurants. The Special Committee recognized, however, that restaurant chains may also find mortgage loans to be an attractive source of financing depending on, among other things, the relative costs of triple-net leasing versus long-term mortgage financing. Because mortgage financing and triple-net lease financing are similar financing products that have comparable yields, the Special Committee has been advised by the Banking Firms that the acquisition of the CNL Restaurant Financial Services Group will mitigate any perceived conflicts arising from determining whether to provide triple-net lease financing internally or allow an affiliate of Mr. Seneff to provide mortgage financing externally.

        Acquisition of the Advisor
        --------------------------

        . Alignment of Interests of the Advisor and Stockholders. An externally-managed real estate investment trust ("REIT") may compensate its external advisor on a basis (such as total assets or revenues under management) that may not best align the interests of the external advisor with APF's stockholders. Although the Advisor owes a fiduciary obligation to APF's stockholders and governance mechanisms have been implemented to resolve potential conflicts of interest and protect APF's stockholders, the acquisition of the Advisor will mitigate perceived conflicts of interest by
           (i) eliminating the Advisor fees and (ii) more closely aligning the economic interests of APF's internal managers and those of APF stockholders through the issuance of APF Shares to APF's internal managers.

        . Additional Value for Internally-Advised REITs. The Special Committee has been advised by the Banking Firms that internally-advised REITs tend to trade at a premium relative to externally-advised REITs.

        . Ability to Offer Complete "Turn-Key" Services. Through its acquisition of the Advisor, APF will have the ability to offer complete "turn-key," build-to-suit development services, from site selection to construction management, together with its ability to provide its clients with multiple financing options, such as triple-net leasing, mortgage loans and secured equipment financing, will provide APF with certain competitive advantages over other REITs.

        Acquisition of the Income Funds
        -------------------------------

        . Operational Economies of Scale. Historically, APF has not had a large enough asset base to provide the economies of scale needed to support efficiently the general and administrative expenses of an in-house management, development and financing team. Based upon the expected growth in APF's portfolio, including its proposed acquisition of the Income Funds, it is likely that the advisory and development fees that APF would pay, if the Advisor were not acquired, would exceed the operating costs of self-administration.

        . Opportunity to Increase Portfolio of Assets. The Income Funds are Florida limited partnerships that were formed between 1985 and 1995 and, as of September 30, 1998, owned or had invested in, in the aggregate, over 621 restaurant properties. Similar to the restaurant properties owned by APF, the restaurant properties owned by the Income Funds are unleveraged and are generally leased on a triple-net basis to operators of selected national and regional fast-food, family-style, and casual dining restaurant chains. Assuming all of the Income Funds are acquired, as a result of the consummation of the Proposed Acquisitions, APF would become one of the largest owners of restaurant properties in the United States with more than $1.5 billion in assets. Because the Income Funds' restaurant properties are unleveraged, APF will have a substantial asset base to borrow against, thereby providing APF with an opportunity to increase its portfolio of assets and its funds from operations per share.

     The acquisitions of the Advisor and the CNL Restaurant Financial Services Group are subject to customary closing conditions. The acquisitions of the Income Funds are subject to a number of conditions, including (i) approval of the acquisition by limited partners holding units constituting greater than 50% of the outstanding limited partnership units of each Income Fund, (ii) the receipt by APF of stockholder approval for an increase in the number of authorized APF Shares necessary to consummate the acquisitions of the Income Funds, which is expected to be sought by APF in the second quarter of 1999, (iii) consummation of the acquisitions of the Income Funds by not later than December 31, 1999, (iv) completion of the acquisitions of the Advisor and the CNL Restaurant Financial Services Group and (v) other customary closing conditions. Additionally, while the acquisition of any Income Fund is not conditioned on the acquisition of any other Income Fund, the acquisition of the Income Funds is conditioned upon, to the extent that less than all Income Funds vote to be acquired, receipt by APF of a fairness opinion from Merrill Lynch & Co. opining that the acquisition of fewer than all of the Income Funds is fair to APF from a financial point of view.

     It is expected that the Proposed Acquisitions will be consummated no later than the fourth quarter of 1999 and that each will be treated as a purchase for financial accounting purposes. The acquisitions of the Advisor and the CNL Restaurant Financial Services Group may be completed earlier in 1999 in the event that the Board of Directors believes that it would be in the best interests of APF to consummate such acquisitions at an earlier date.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                CNL AMERICAN PROPERTIES FUND, INC..



Date:  March 11, 1999           By: /s/ James M. Seneff, Jr.
                                   --------------------------
                                   James M. Seneff, Jr.
                                   Chief Executive Officer

                [LETTERHEAD OF SHAW PITTMAN POTTS & TROWBRIDGE]



                                 March 11, 1999


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: CNL American Properties Fund, Inc.
    Current Report on Form 8-K
    File No. 0-28380

Ladies and Gentlemen:

          Attached for filing on behalf of CNL American Properties Fund, Inc. ("APF") is an EDGAR version of a Current Report on Form 8-K relating to the proposed acquisition by APF of various affiliates.

          Please direct any comments or questions with respect to this matter to me at (202) 663-8281 (or by facsimile at (202)663-8007), or in my absence, to John M. McDonald at (202) 663-8456.

                                        Very truly yours,

                                        /s/  Kimberly V. Mann

                                        Kimberly V. Mann

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